As filed with the Securities and Exchange Commission on February 15, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Energy Conversion Devices, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	38-1749884
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2956 Waterview Drive

Rochester Hills, Michigan 48309

(248) 293-0440

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Roger John Lesinski, Esq.

General Counsel

Energy Conversion Devices, Inc.

2956 Waterview Drive

Rochester Hills, Michigan 48309

Telephone: (248) 293-0440

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy To:

Craig A. Roeder, Esq.

Baker & McKenzie LLP

130 East Randolph Drive

Chicago, Illinois 60601

Telephone: (312) 861-8000

Approximate date of commencement of proposed sale to the public:    From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered/Proposed Maximum Offering Price per Unit/Proposed Maximum Offering Price/Amount of Registration Fee
Common Stock, par value $.01 per share	—
Warrants	—
Subscription Rights	—
Debt Securities	—
Stock Purchase Contracts(2)	—
Stock Purchase Units(3)	—
Total

(1)	An indeterminate aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee, except for $35,310 that has already been paid with respect to $300,000,000 aggregate initial offering price of securities that were previously registered pursuant to Registration Statement No. 333-129232 filed on October 25, 2005, and were not sold thereunder.
(2)	Such indeterminate number of stock purchase contracts as may, from time to time, be issued at indeterminate prices obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specific number of shares of common stock at a future date or dates.
(3)	Such indeterminate number of stock purchase units as may, from time to time, be issued at indeterminate prices, each representing ownership of a stock purchase contract and debt securities or debt obligations of third parties, including U.S. treasury securities, other securities or any combination of the foregoing, securing the holders’ obligations to purchase common stock under the stock purchase contracts.

PROSPECTUS

Energy Conversion Devices, Inc.

Common Stock

Warrants

Subscription Rights

Debt Securities

Stock Purchase Contracts

Stock Purchase Units

We may offer, from time to time, common stock, warrants, subscription rights, debt securities, which may be senior debt securities or subordinated debt securities, stock purchase contracts or stock purchase units.

We will provide you with the specific terms of the particular securities being offered in supplements to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and each accompanying prospectus supplement carefully before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

The specific manner in which any particular securities may be offered and sold will be described in the applicable prospectus supplement.

Our common stock is quoted on the Nasdaq National Market under the symbol “ENER.” The last reported sale price of our common stock on February 14, 2006 was $42.29 per share.

Neither the Securities and Exchange Commission, any state securities commission or any other regulatory body has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 15, 2006.

You should rely only on the information contained in or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information in addition to or different from that contained in this prospectus or any prospectus supplement. We will be offering to sell, and seeking offers to buy, these securities only in jurisdictions where offers and sales are permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

Unless the context otherwise requires, throughout this prospectus and any prospectus supplement the words “ECD,” “we,” “us” and “our” refer to Energy Conversion Devices, Inc. and its consolidated subsidiaries.

“Ovonic®” and “OvonicTM” are trademarks and service marks of Energy Conversion Devices, Inc. and its affiliated companies. Each of the other trademarks, trade names or service marks appearing in this prospectus or any prospectus supplement belongs to its respective holder.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Using this process, we may, from time to time, sell any combination of common stock, warrants, subscription rights, debt securities, stock purchase contracts and stock purchase units described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time securities are sold, we will provide you with a prospectus supplement that will contain information about the specific terms of that particular offering. The prospectus supplement may also add, update or change information contained in this prospectus. To obtain additional information that may be important to you, you should read the exhibits filed by us with the registration statement of which this prospectus is a part or our other filings with the SEC. You also should read this prospectus and any prospectus supplement together with the additional information described below under “Where You Can Find More Information.”

ENERGY CONVERSION DEVICES, INC.

Energy Conversion Devices, Inc. is a technology, product development and manufacturing company engaged in the invention, engineering, development and commercialization of new materials, products and production technology in the fields of alternative energy technology and information technology. Based upon the fundamental and pioneering inventions of Stanford R. Ovshinsky, principal inventor, we have established a leadership role in the development of proprietary materials, products and production technology based on our atomically engineered amorphous and disordered materials using chemical and structural disorder to provide multiple degrees of freedom that result in our ability to make many new materials.

We have developed materials that permit us to design and commercialize products such as thin-film solar cell (photovoltaic) products, nickel metal hydride (NiMH) batteries, and phase-change memory devices. These products have unique chemical, electrical, mechanical and optical properties and superior performance characteristics. Our proprietary materials, products and technologies are referred to as Ovonic.

We have established a multi-disciplinary business, scientific, technical and manufacturing organization to commercialize products based on our technologies, and have enabling proprietary technologies in the important fields of energy generation and storage and information technology.

We manufacture and sell our proprietary products through our subsidiaries and joint venture companies and through licensing arrangements with major companies throughout the world. In addition, in support of these activities, we are engaged in research and development, production of our proprietary materials and products, as well as in designing and building production machinery. Our extensive patent portfolio includes numerous basic and fundamental patents applicable to each of our business segments. We invent not only materials, but also develop low-cost production technologies and high-performance products. Our patents, therefore, cover not only materials, but also the production technology and products we develop.

Our principal executive offices are located at 2956 Waterview Drive, Rochester Hills, Michigan 48309. Our telephone number is (248) 293-0440. We maintain an Internet website at www.ovonic.com. The information contained on our website, or on other websites linked to our website, is not part of this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we incorporate by reference contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including in particular statements about our financial condition, results of operations, plans, objectives, expectations, future performance and business prospects. You can identify these statements by forward-looking words such as “may,” “will,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “seek” and similar expressions. We have based these forward-looking statements on our current expectations with respect to future events and occurrences. Investors are cautioned that our actual results in the future may differ materially from the expected results reflected in our forward-looking statements. Important factors that could cause our actual results to differ materially from the results anticipated by the forward-looking statements include the risks and uncertainties described from time to time in our filings with the SEC incorporated in this prospectus by reference, and the risk factors included in the accompanying prospectus supplement. Any or all of these factors could cause our actual results and financial or legal status for future periods to differ materially from those expressed or referred to in any forward-looking statement. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements. Forward-looking statements speak only as of the date on which they are made. Except as required by law, we undertake no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

DESCRIPTION OF THE SECURITIES

This prospectus contains summary descriptions of the common stock, warrants, subscription rights, debt securities, stock purchase contracts and stock purchase units that we may sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. However, this prospectus and the accompanying prospectus supplement contain the material terms of the securities being offered.

Description of Common Stock

We may issue shares of our common stock either alone or underlying other securities convertible into or exercisable or exchangeable for shares of our common stock.

Holders of our common stock are entitled to receive dividends declared by our Board of Directors out of funds legally available for the payment of dividends, subject to rights, if any, of preferred stock holders. Currently, we do not pay a dividend. The holders of our common stock are entitled to one vote per share and are not entitled to cumulative voting rights for the election of our directors. The holders of our common stock have no preemptive rights.

Our certificate of incorporation and bylaws contain provisions that could make it difficult for a third party to acquire us without the consent of our Board of Directors. For example, if a potential acquiror were to make a hostile bid for us, the acquiror would not be able to call a special meeting of stockholders to remove our Board of Directors or act by written consent without a meeting. The acquiror would also be required to provide advance notice of its proposal to replace directors at any annual meeting, and would not be able to cumulate votes at a meeting, which would require the acquiror to hold more shares to gain representation on the Board of Directors than if cumulative voting were permitted.

Our Board of Directors also has the ability to issue additional shares of common stock that could significantly dilute the ownership of a hostile acquiror. In addition, Section 203 of the Delaware General Corporation Law limits mergers and other business combination transactions involving 15% or greater stockholders of Delaware corporations unless certain board or stockholder approval requirements are satisfied. These provisions and other similar provisions make it difficult for a third party to acquire us without negotiation. These provisions may apply even if the offer may be considered beneficial by some stockholders.

Description of Warrants

We may issue warrants to purchase common stock or debt securities (collectively, the “underlying warrant securities”). Warrants may be issued independently or together with any such underlying warrant securities and may be attached to or separate from the underlying warrant securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The applicable prospectus supplement will describe the specific terms of any warrants offered thereby, including:

• the title of the warrants;

• the aggregate number of the warrants;

• the price or prices at which the warrants will be issued;

• the currency or currencies, including composite currencies, in which the exercise price of the warrants may be payable;

• the designation and terms of the underlying warrant securities purchasable upon exercise of the warrants;

• the price at which the underlying warrant securities purchasable upon exercise of the warrants may be purchased;

• the date on which the right to exercise the warrants will commence and the date on which such right will expire;

• whether the warrants will be issued in registered form or bearer form;

• if applicable, the minimum or maximum amount of the warrants which may be exercised at any one time;

• if applicable, the designation and terms of the underlying warrant securities with which the warrants are issued and the number of warrants issued with each such underlying warrant security;

• if applicable, the date on and after which the warrants and the related underlying warrant securities will be separately transferable;

• information with respect to book-entry procedures, if any;

• if applicable, a discussion of certain United States federal income tax considerations; and

• any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Description of Subscription Rights

General

We may issue subscription rights to purchase common stock or warrants. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriter will purchase any offered securities remaining unsubscribed for after such subscription rights offering. In connection with a subscription rights offering to our stockholders, we will distribute certificates evidencing the subscription rights and a prospectus supplement to our stockholders on the record date that we set for receiving the subscription rights in such subscription rights offering.

The applicable prospectus supplements will describe the specific terms of any subscription:

• the title of such subscription rights;

• the securities for which the subscription rights are exercisable;

• the exercise price for the subscription rights;

• the number of the subscription rights issued to each stockholder;

• the extent to which the subscription rights are transferable;

• if applicable, a discussion of certain United States federal income tax consideration;

• the date on which the right to exercise the subscription rights will commence, and the date on which such right will expire;

• the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities;

• if applicable, certain term of any standby underwriting agreement that we may enter into in connection with the subscription rights offering; and

• any other terms of the subscription rights, including terms, procedures and limitations relating to the exchange and exercise of such subscription rights.

Exercise of Subscription Rights

Each subscription right will entitle the holder of subscription rights to purchase for cash such principal amount of shares of common stock, warrants or any combination thereof, at such exercise price as will in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void. Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the shares of common stock or warrants purchasable upon such exercise. In the event that not all of the subscription rights issued in any offering are exercised, we may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

Description of Debt Securities

As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities or subordinated debt securities. Senior debt securities will be issued under a “senior indenture” and subordinated debt securities will be issued under a “subordinated indenture.” This prospectus sometimes refers to the senior indenture and the subordinated indenture collectively as the “indentures.”

The forms of indenture are filed as exhibits to the registration statement. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indenture and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures and the debt securities, including the definitions therein of certain terms.

General

The debt securities will be direct unsecured obligations of ours. Senior debt securities of any series will be our unsubordinated obligations and rank equally with all of our other unsecured and unsubordinated debt, including any other series of debt securities issued under the senior indenture. Subordinated debt securities of any series will be junior in right of payment to our senior indebtedness, as defined and described more fully under “—Subordination.”

The indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. We may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture. The indentures also do not limit our ability to incur other debt.

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

• the title of debt securities and whether they are subordinated debt securities or senior debt securities;

• any limit on the aggregate principal amount of the debt securities;

• the price or prices at which we will sell the debt securities;

• the maturity date or dates of the debt securities;

• the rate or rates of interest, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

• the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

•      the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;

•      whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

• the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

• the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable;

•      if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

•      our obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

• the denominations in which the debt securities will be issued, if other than denominations of $1,000 in the case of registered securities and any integral multiple thereof;

•     the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an Event of Default (as described below), if other than the full principal amount;

•     the currency or currencies, including composite currencies or currency units in which that series of debt securities may be denominated or in which we will pay the principal of (and premium, if any) or interest, if any, on that series of debt securities, if other than United States dollars;

• provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

• any deletions from, modifications of or additions to the Events of Default or our covenants with respect to the applicable series of debt securities;

•     the application, if any, of the terms of the indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities and, if other than by a certified resolution of the Board of Directors, the manner in which our election to defease the debt securities will be evidenced;

• whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities;

• the terms, if any, upon which the holders may convert or exchange the debt securities into or for our common stock or other securities or property;

• whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

• any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an Event of Default;

• the depositary for global or certificated debt securities;

• any special tax implications of the debt securities;

• any trustees, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities; and

• any other terms of the debt securities.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

Unless otherwise specified in the applicable prospectus supplement, debt securities will be issued in fully-registered form without coupons.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Subordination

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to all of our senior indebtedness, to the extent and in the manner set forth in the subordinated indenture.

Under the subordinated indenture, “senior indebtedness” means all obligations of ours in respect of any of the following, whether outstanding at the date of execution of the subordinated indenture or thereafter incurred or created:

• the principal of (and premium, if any) and interest due on indebtedness of ours for borrowed money;

• all obligations guaranteed by us for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments;

•      all obligations guaranteed by us evidenced by bonds, debentures, notes or similar written instruments, including obligations assumed or incurred in connection with the acquisition of property, assets or businesses (provided that the deferred purchase price of any other business or property or assets will not be considered senior indebtedness if the purchase price thereof is payable in full within 90 days from the date on which such indebtedness was created);

• all obligations of ours as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles;

• all obligations of ours for the reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction;

•      all obligations of ours in respect of interest rate swap, cap or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements;

• all obligations of the types referred to above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise;

• all obligations of the types referred to above of other persons secured by any lien on any property or asset of ours (whether or not such obligation is assumed by us); and

• any amendments, renewals, extensions, modifications and refundings of any of the above.

Senior indebtedness does not include:

• indebtedness or monetary obligations to trade creditors created or assumed by us in the ordinary course of business in connection with the obtaining of materials or services;

• indebtedness that is by its terms subordinated to or ranks equal with the subordinated debt securities; and

•      any indebtedness of ours to our affiliates (including all debt securities and guarantees in respect of those debt securities issued to any trust, partnership or other entity affiliated with us that is a financing vehicle of ours in connection with the issuance by such financing entity of preferred securities or other securities guaranteed by us) unless otherwise expressly provided in the terms of any such indebtedness.

Senior indebtedness will continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness.

Unless otherwise noted in the accompanying prospectus supplement, if we default in the payment of any principal of (or premium, if any), interest or any other payment due on any senior indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, we will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise) in respect of the principal of or interest on the subordinated debt securities or in respect of any redemption, retirement, purchase or other acquisition of any of the subordinated debt securities.

In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due on the senior debt securities before the holders of the subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities.

If any of the following events occurs, we will pay in full all senior indebtedness before we make any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, to any holder of subordinated debt securities:

• any dissolution or winding-up or liquidation or reorganization of ours, whether voluntary or involuntary or in bankruptcy, insolvency or receivership;

• any general assignment by us for the benefit of creditors; or

• any other marshaling of our assets or liabilities.

In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of senior indebtedness or their representatives or trustees in accordance with the priorities then existing among such holders as calculated by us until all senior indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the subordinated indenture and before all the senior indebtedness has been paid in full, such payment or distribution will be received in trust for the benefit of, and paid over or delivered to, the holders of the senior indebtedness or their representatives or trustees at the time outstanding in accordance with the priorities then existing among such holders as calculated by us for application to the payment of all senior indebtedness remaining unpaid to the extent necessary to pay all such senior indebtedness in full.

The subordinated indenture does not limit the issuance of additional senior indebtedness.

Consolidation, Merger, Sale of Assets and Other Transactions

Unless the accompanying prospectus supplement states otherwise, we may not (i) merge with or into or consolidate with another person or sell, assign, transfer, lease or convey all or substantially all of our properties and assets to, any other person other than a direct or indirect wholly-owned subsidiary of ours, and (ii) no person may merge with or into or consolidate with us or, except for any of our direct or indirect wholly-owned subsidiaries, sell, assign, transfer, lease or convey all or substantially all of its properties and assets to us, unless:

•      we are the surviving corporation or the person formed by or surviving such merger or consolidation or to which such sale, assignment, transfer, lease or conveyance has been made, if other than us, has expressly assumed by supplemental indenture all our obligations under the debt securities and the indentures;

• immediately after giving effect to such transaction, no default or Event of Default has occurred and is continuing; and

• we deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that the supplemental indenture relating to the transaction complies with the applicable Indenture.

Events of Default; Notice and Waiver

Unless an accompanying prospectus supplement states otherwise, the following constitute “Events of Default” under the indentures with respect to each series of debt securities:

•      our failure to pay any interest on any debt security of such series when due and payable, continued for 30 days; provided, however, that a valid extension of an interest payment period in accordance with the terms of the debt security of such series will not constitute a default in the payment of interest for this purpose;

•      our failure to pay principal (or premium, if any) on any debt security of such series when due, regardless of whether such payment became due because of maturity, redemption, acceleration or otherwise, or is required by any sinking fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt security in accordance with the terms of the debt securities of that series will not constitute a default in the payment of principal (or premium, if any) for this purpose;

• our failure to observe or perform any other of our covenants or agreements with respect to such debt securities for 90 days after we receive notice of such failure; and

• certain events of bankruptcy, insolvency or reorganization.

If an Event of Default with respect to any debt securities of any series outstanding under either of the indentures occurs and is continuing, the trustee under such indenture or the holders of at least 25% in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately. In the case of an Event of Default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic. In addition, after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof.

Any past default under either indenture with respect to debt securities of any series, and any Event of Default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such indenture, except in the case of (i) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each outstanding debt security of such series affected.

The trustee is required, within 90 days after the occurrence of a default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default; provided, however, that, except in the case of a default in the payment of the principal of (and premium, if any) or interest, or in the payment of any sinking fund installment, on any debt securities of such series, the trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the debt securities of such series.

The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the indenture at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under either indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series.

No holder of a debt security of any series may institute any action against us under either of the indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless (i) the holder has given to the trustee written notice of an Event of Default and of the continuance thereof with respect to the debt securities of such series specifying an Event of Default, as required under the applicable indenture, (ii) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such indenture have requested the trustee to institute such action and offered to the trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request and (iii) the trustee has not instituted such action within 60 days of such request during which time the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with that request.

We are required to furnish annually to the trustee statements as to our compliance with all conditions and covenants under each indenture.

Discharge, Defeasance and Covenant Defeasance

If indicated in the applicable prospectus supplement, we may discharge or defease our obligations under each indenture as set forth below.

We may discharge certain obligations to holders of any series of debt securities issued under either the senior indenture or the subordinated indenture which have not already been delivered to the trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee cash or, in the case of debt securities payable only in U.S. dollars, U.S. government obligations (as defined in either indenture), as trust funds in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of (and premium, if any) and interest on such debt securities.

If indicated in the applicable prospectus supplement, we may elect either (i) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except as otherwise provided in the relevant indenture) (“defeasance”) or (ii) to be released from its obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”), upon the deposit with the relevant indenture trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient, without reinvestment, to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant indenture. In addition, in the case of either defeasance or covenant defeasance, we will deliver to the trustee (i) an officers’ certificate to the effect that the relevant debt securities exchange(s) have informed it that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit and (ii) an officers’ certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with. Finally, the deposit may not result in (i) an Event of Default, and no Event of Default may occur for 90 days following the deposit, (ii) a breach or violation of, or constitute a default under, any indenture or other agreement or instrument for borrowed money, pursuant to which more than $100,000,000 principal amount is then outstanding, to which we are a party or by which we are bound or (iii) the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act unless such trust will be registered under the Investment Company Act or exempt from registration thereunder.

We may exercise our defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.

Modification and Waiver

Under the indentures, we and the applicable trustee may supplement the indentures for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. We and the applicable trustee may also modify the indentures or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the indenture. However, the indentures require the consent of each holder of debt securities that would be affected by any modification which would:

•      extend the fixed maturity of any debt securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof;

• reduce the amount of principal of an original issue discount debt security or any other debt security payable upon acceleration of the maturity thereof;

• change the currency in which any debt security or any premium or interest is payable;

• impair the right to institute suit for any payment on or with respect to any debt security;

•      reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indentures or for waiver of compliance with certain provisions of the indentures or for waiver of certain defaults;

• reduce the requirements contained in the indentures for quorum or voting; or

• modify any of the above provisions.

The indentures permit the holders of a majority in aggregate principal amount of the outstanding debt securities of any series issued under the indenture, which is affected by the modification or amendment to waive our compliance with certain covenants contained in the indentures.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by us and located in the Borough of Manhattan, City of New York will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

Form, Exchange and Transfer

The debt securities of each series may be issued as registered securities, as bearer securities (with or without coupons) or both. Unless otherwise specified in the applicable prospectus supplement, if any, registered securities will be issued in denominations of $1,000 and any integral multiple thereof. Subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, if any, registered securities will be exchangeable for other registered securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, debt securities issued as registered securities may be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer duly executed) at the office of the security registrar or at the office of any transfer agent designated by us for that purpose. Unless otherwise provided in the debt securities to be transferred or exchanged, no service charge will be made for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges. Any transfer agent initially designated by us for any debt securities will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If the debt securities of any series are to be redeemed, we will not be required to:

•      issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before any selection of debt securities for redemption and ending at the close of business on the day of mailing of the relevant notice of redemption; or

• register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any registered security being redeemed in part.

Global Securities

The debt securities of each series may be issued in whole or in part in global form. A debt security in global form will be deposited with, or on behalf of, a depositary, which will be named in an applicable prospectus supplement. A global security may be issued in either registered or bearer form and in either temporary or definitive form. A global debt security may not be transferred, except as a whole, among the depositary for that debt security and/or its nominees and/or successors. If any debt securities of a series are issuable as global securities, the applicable prospectus supplement will describe any circumstances when beneficial owners of interest in that global security may exchange their interests for definitive debt securities of like series and tenor and principal amount in any authorized form and denomination, the manner of payment of principal of and interest, if any, on that global debt security and the specific terms of the depositary arrangement with respect to that global debt security.

Governing Law

The indentures and debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

Concerning the Trustee

We anticipate appointing the trustee under the indenture as the paying agent, conversion agent, registrar and custodian with regard to the debt securities. The trustee or its affiliates may in the future provide banking and other services to us in the ordinary course of their respective businesses.

Conversion or Exchange Rights

The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock or other debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of shares of our common stock or other securities to be received by the holders of such series of debt securities to be adjusted.

Description of Stock Purchase Contracts and Stock Purchase Units

We may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of common stock at a future date or dates, which we refer to in this prospectus as stock purchase contracts. The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts, and may be subject to adjustment under anti-dilution formulas. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities or debt obligations of third parties, including United States treasury securities, any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the stock purchase contracts, which we refer to herein as stock purchase units. The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase contracts or the stock purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded on some basis.

The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units offered thereby and will contain a discussion of any material federal income tax considerations applicable to the stock purchase contracts and stock purchase units. The description of the stock purchase contracts or stock purchase units contained in this prospectus is not complete and the description in any applicable prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements relating to the stock purchase contracts or stock purchase units, which will be filed with the SEC each time we issue stock purchase contracts or stock purchase units. If any particular terms of the stock purchase contracts or stock purchase units described in the applicable prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded.

PLAN OF DISTRIBUTION

We may sell the offered securities through agents, through underwriters or dealers, directly to one or more purchasers or through a combination of any of these methods of sale. We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

USE OF PROCEEDS

Unless we inform you otherwise in the prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by us to fund our ongoing business operations and for other general corporate purposes. Pending any specific application, we may initially invest funds in short-term marketable securities.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for our five fiscal years ended June 30, 2005:

	Fiscal year ended June 30,
	2001	2002	2003	2004	2005
Ratio of Earnings to Fixed Charges(1)	(2)	(2)	(2)	(2)	25.5

(1)	For purposes of computing the ratio of earnings to fixed charges, earnings consist of (a) income (loss) from continuing operations before income taxes, extraordinary item and cumulative effect of change in accounting principle and before adjustment for minority interests in consolidated subsidiaries or income or loss from equity investees, (b) distributed income of equity investees and (c) fixed charges. Fixed charges include (a) interest expensed and capitalized and (b) an estimate of the interest within rental expense.
(2)	The income (loss) from continuing operations before income taxes, extraordinary item and cumulative effect of change in accounting principle and before adjustment for minority interests in consolidated subsidiaries or income or loss from equity investees for the years ended June 30, 2001, 2002, 2003 and 2004 are not sufficient to cover fixed charges by a total of approximately $0.7 million in 2001, $15.3 million in 2002, $26.1 million in 2003 and $48.5 million in 2004. As a result, the ratio of earnings to fixed charges has not been computed for any of these periods.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by us will be passed upon by Roger John Lesinski, Esq., our General Counsel. Mr. Lesinski beneficially owns 1,200 shares of common stock and holds presently exercisable options to purchase an additional 25,510 shares of common stock. If the validity of any of the securities is also passed upon by counsel for the underwriters of an offering, that counsel will be named in the prospectus supplement relating to that offering.

EXPERTS

The consolidated financial statements, the related financial statement schedule, and management’s assessment of the effectiveness of internal control over financial reporting of ECD as of and for the year ended June 30, 2005, incorporated by reference in this registration statement from our Annual Report on Form 10-K (the “Annual Report”), have been audited by Grant Thornton LLP, our Independent Registered Public Accounting Firm, as stated in their reports with respect thereto (which report on management’s assessment of the effectiveness of the Company’s internal control over financial reporting expressed an unqualified opinion and an adverse opinion on the effectiveness of the Company’s internal control over financial reporting because of a material weakness), and are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements and the related financial statement schedule as of and for the year ended June 30, 2004 incorporated by reference from our Annual Report have been audited by Grant Thornton LLP, our Independent Registered Public Accounting Firm, as stated in their report included in the Annual Report (which report expresses an unqualified opinion and contains an explanatory paragraph relating to substantial doubt about our ability to continue as a going concern), which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated statements of operations, stockholders’ equity and cash flows for the fiscal year ended June 30, 2003 and the related financial statement schedule, prior to the reclassification for discontinued

operations and not presented separately herein or therein, have been audited by Deloitte & Touche LLP, an Independent Registered Public Accounting Firm, as stated in their report which is incorporated herein by reference from the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2005, which report dated October 21, 2003 expresses an unqualified opinion and contains explanatory paragraphs relating to (i) our change in method of accounting for goodwill and other intangible assets in fiscal year 2003, and (ii) substantial doubt about our ability to continue as a going concern.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us and our common stock, reference is made to such registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings can be read and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Also, the SEC maintains an Internet website at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including us. Our common stock is quoted on the Nasdaq Stock Market’s National Market System under the symbol “ENER.” General information about our company, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at www.ovonic.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on our website is not incorporated into this prospectus or other securities filings and is not a part of these filings.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede some of this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until we sell all of the securities covered by this prospectus. The documents we incorporate by reference are:

• our Current Report on Form 8-K filed with the SEC on August 31, 2005;

• our Quarterly Report on Form 10-Q for the quarter ended December 31, 2005 filed with the SEC on February 9, 2006;

• our Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 as amended by Form 10-Q/A filed with the SEC on January 4, 2006;

• our Annual Report on Form 10-K for the year ended June 30, 2005 as amended by Form 10-K/A filed with the SEC on January 4, 2006; and

•     the description of our common stock included in our Registration Statement on Form 8-A, as filed with the SEC on November 27, 1968, including any amendments or reports filed for the purpose of updating such description.

Information in Current Reports on Form 8-K furnished to the SEC, including under Item 9 or 12 of Form 8-K (prior to August 23, 2004) or Item 2.02 or 7.01 of Form 8-K (on or subsequent to August 23, 2004) prior to, on or subsequent to the date hereof is not being and will not be incorporated herein by reference.

You may request a copy of these filings (other than an exhibit to the filings unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning us at the following address:

Energy Conversion Devices, Inc.

2956 Waterview Drive

Rochester Hills, Michigan 48309

Attention: Corporate Secretary

(248) 293-0440

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following is a statement of the estimated expenses (other than underwriters compensation) to be incurred by us in connection with a distribution of an assumed amount of $300,000,000 of securities registered under this registration statement. The assumed amount has been used to demonstrate the expenses of an offering and does not represent an estimate of the amount of securities that may be registered or distributed because such amount is unknown at this time.

SEC Registration Fee	$(1)
Printing and Engraving Fees	80,000
Legal Fees and Expenses	100,000
Accounting Fees and Expenses	10,000
Blue Sky Fees and Expenses	1,000
Transfer Agent and Registrar Fees	1,000
Miscellaneous	50,000

Total	$242,000

(1)	Under SEC Rule 456(b) and 457(r), the registration fee will be paid at the time of any particular offering of securities under this registration statement, and is therefore not currently determinable. Energy Conversion Devices, Inc. has paid the registration fee covering $300,000,000 in securities that were registered pursuant to Registration Statement No. 333-129232, and were not sold thereunder.

Item 15.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation — a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s charter, bylaws, disinterested director vote, stockholder vote, agreement or otherwise. Article Eleven of our Certificate of Incorporation generally provides that we will be obligated to indemnify our officers and directors to the fullest extent permitted by Delaware law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for payments of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit.

Article Thirteen of our Certificate of Incorporation provides that no director will be personally liable to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of such Article Thirteen may not adversely affect any right or protection of a director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

We maintain insurance policies under which our directors and officers are insured, within the limits and subject to the limitations of such policies, against certain expenses in connection with the defense of, and certain liabilities which might be imposed as a result of, actions, suits or proceedings to which they are parties by reason of being or having served as our directors or officers.

Item 16. Exhibits.

Exhibit Number		Exhibit Title
1.1	*	Form of Underwriting Agreement for Common Stock

1.2	*	Form of Underwriting Agreement for Debt Securities

3.1		Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 2-A to the Registrant’s Form 8-A filed with the SEC on September 29, 1967)

3.2		Certificate of Amendment to Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.3 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 1999)

3.3		Certificate of Amendment to Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-Q for the fiscal quarter ended March 31, 2004)

3.2		Bylaws of the Registrant (incorporated by reference to Exhibit 3.4 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2005)

4.1		Form of Senior Indenture

4.2		Form of Subordinated Indenture

4.3		Form of Senior Debt Security (included as Exhibit 4.1)

4.4		Form of Subordinated Debt Security (included as Exhibit 4.2)

4.5	*	Form of Warrant Agreement

4.6	*	Form of Warrant Certificate

4.7	*	Form of Subscription Agreement

4.8	*	Form of Stock Purchase Agreement

4.9	*	Form of Stock Purchase Unit

5.1		Opinion of Roger John Lesinski, Esq.

12.1		Statement Re: Ratio of Earnings to Fixed Charges

23.1		Consent of Independent Registered Public Accounting Firm, Grant Thornton LLP

23.2		Consent of Independent Registered Public Accounting Firm, Deloitte & Touche LLP

23.3		Consent of Roger John Lesinski, Esq. (included in Exhibit 5.1)

24.1		Power of attorney (included in signature page)

25.1	*	Form T-1 Statement of Eligibility of Trustee from Senior Indenture under the Trust Indenture Act of 1939

Exhibit Number		Exhibit Title
25.2	*	Form T-1 Statement of Eligibility of Trustee from Subordinated Indenture under the Trust Indenture Act of 1939

*	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934.

Item 17.	Undertakings.

The undersigned Registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the registration statement is on Form S-3 and information required to be included in a post-effective amendment by those subparagraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the

Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1993 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions, described under Item 15 above or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

The undersigned registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester Hills, State of Michigan, on the 15th day of February, 2006.

ENERGY CONVERSION DEVICES, INC.

By:	/s/ ROBERT C. STEMPEL
Robert C. Stempel, Chairman and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Energy Conversion Devices, Inc., hereby, severally constitute and appoint each of Roger John Lesinski, Esq. and Ghazaleh Koefod our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

/S/ ROBERT C. STEMPEL Robert C. Stempel	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	February 15, 2006

/S/ STEPHAN W. ZUMSTEG Stephan W. Zumsteg	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	February 15, 2006

/S/ STANFORD R. OVSHINSKY Stanford R. Ovshinsky	President, Chief Scientist and Technologist and Director	February 15, 2006

/S/ ROBERT I. FREY Robert I. Frey	Director	February 15, 2006

/S/ WILLIAM J. KETELHUT William J. Ketelhut	Director	February 15, 2006

/S/ FLORENCE I. METZ Florence I. Metz	Director	February 15, 2006

/S/ IRIS M. OVSHINSKY Iris M. Ovshinsky	Director	February 15, 2006

/S/ STEPHEN RABINOWITZ Stephen Rabinowitz	Director	February 15, 2006

INDEX TO EXHIBITS

Exhibit Number		Exhibit Title

1.1	*	Form of Underwriting Agreement for Common Stock

1.2	*	Form of Underwriting Agreement for Debt Securities

3.1		Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 2-A to the Registrant’s Form 8-A filed with the SEC on September 29, 1967)

3.2		Certificate of Amendment to Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.3 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 1999)

3.3		Certificate of Amendment to Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-Q for the fiscal quarter ended March 31, 2004)

3.2		Bylaws of the Registrant (incorporated by reference to Exhibit 3.4 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2005)

4.1		Form of Senior Indenture

4.2		Form of Subordinated Indenture

4.3		Form of Senior Debt Security (included as Exhibit 4.1)

4.4		Form of Subordinated Debt Security (included as Exhibit 4.2)

4.5	*	Form of Warrant Agreement

4.6	*	Form of Warrant Certificate

4.7	*	Form of Subscription Agreement

4.8	*	Form of Stock Purchase Agreement

4.9	*	Form of Stock Purchase Unit

5.1		Opinion of Roger John Lesinski, Esq.

12.1		Statement Re: Ratio of Earnings to Fixed Charges

23.1		Consent of Independent Registered Public Accounting Firm, Grant Thornton LLP

23.2		Consent of Independent Registered Public Accounting Firm, Deloitte & Touche LLP

23.3		Consent of Roger John Lesinski, Esq. (included in Exhibit 5.1)

24.1		Power of attorney (included in signature page)

25.1	*	Form T-1 Statement of Eligibility of Trustee from Senior Indenture under the Trust Indenture Act of 1939

25.2	*	Form T-1 Statement of Eligibility of Trustee from Subordinated Indenture under the Trust Indenture Act of 1939

*	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934.